EXHIBIT 99.1

Contact: L. Keith Graves Phone: 314-214-7000 E-mail: lkg@talx.com
NEWS RELEASE
TALX INCREASES QUARTERLY DIVIDEND 25 PERCENT;
REAFFIRMS GUIDANCE AT ANNUAL MEETING
     ST. LOUIS, September 8, 2005 — TALX Corporation (NASDAQ:TALX) announced today that its board of directors has approved a quarterly dividend of $0.05 per share, a 25 percent increase from $0.04 per share last quarter. The dividend is payable October 14, to shareholders of record at the close of business September 19.
     At the annual shareholder meeting today, the company reiterated its guidance for the second quarter ending September 30, of total revenue of $45 to $47 million and diluted earnings per share from continuing operations of $0.27 to $0.29. The company also reiterated its guidance for the fiscal year ending March 31, 2006, of total revenue of $190.5 to $194.5 million and diluted earnings per share from continuing operations of $1.15 to $1.20.
     TALX Corporation is a leading provider of payroll-related and human resources services. Based in St. Louis, Missouri, TALX holds a leadership position in two key areas — automated employment and income verification via The Work Number (R) and unemployment tax management via UC express (R). The TALX suite of electronic services also includes tax credits and incentives, paperless pay, time tracking, W-2 management, I-9 management, and onboarding services. The company’s common stock trades in the Nasdaq National Market under the symbol TALX. For more information about TALX Corporation, call 314-214-7000 or access the company’s web site at www.talx.com.
     Statements in this news release expressing or indicating the beliefs and expectations of management regarding future performance are forward-looking statements including, without limitation, favorable operating trends, anticipated revenue and earnings in the second quarter of fiscal 2006 and for the fiscal year ending March 31, 2006, and any other plans, objectives, expectations and intentions contained in this release that are not historical facts. These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. These risks and uncertainties include, without limitation, the preliminary nature of our estimates, which are subject to change as we collect additional information and they are reviewed internally and by our external auditors, as well as the risks detailed in the company’s Form 10-K for the fiscal year ended March 31, 2005, under the caption “Risk Factors” in “Part I — Item 1,” as well as (1) risks related to our ability to increase the size and range of applications for The Work Number database and successfully market current and future services and our dependence on third-party providers to do so; (2) the risk that our revenues from The Work Number may fluctuate in response to changes in certain economic conditions such as interest rates and employment trends; (3) risks relating to the dependence of the market for The Work Number on mortgage documentation requirements in the secondary market and the risk that our revenues and profitability would be significantly harmed if those requirements were relaxed or eliminated; (4) risks associated with our ability to prevent breaches of confidentiality or inappropriate use of data as we perform large-scale processing of verifications; (5) risks associated with our ability to maintain the accuracy, privacy and confidentiality of our clients’ employee data; (6) risks associated with potential challenges regarding the applicability of the Fair Credit Reporting Act or similar law; (7) risks associated with changes in economic conditions or unemployment compensation or tax credit laws; (8) the risk to our future growth due to our dependence on our ability to effectively integrate acquired companies and capitalize on cross-selling opportunities; (9) risks related to the applicability of any new privacy legislation or interpretation of existing laws; (10) the risk of interruption of our computer network and telephone operations, including potential slow-down or loss of business as potential clients review our operations; and (11) risks relating to the applicability of the SUTA Dumping Prevention Act of 2004 to our tax planning services. These risks, uncertainties and other factors may cause our actual results, performance or achievements to be materially different from those expressed or implied by our forward-looking statements. We do not undertake any obligation or plan to update these forward-looking statements, even though our situation may change.
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